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                                                               Exhibit (a)(1)(C)

                                 MARITRANS INC.


                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock

   This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Maritrans Inc. if:

   o certificates evidencing shares of common stock, par value $0.01 per share, of Maritrans are not immediately available or cannot be delivered to the depositary before the expiration date (as defined in the offer to purchase dated December 17, 2001);

   o the procedure for book-entry transfer described in the offer to purchase and the related letter of transmittal cannot be completed on a timely basis; or

   o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the offer to purchase) and any other required documents, to reach the depositary prior to the expiration date.

   This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 3 of the offer to purchase.

                        The Depositary for Our Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                            BY OVERNIGHT DELIVERY OR
     BY HAND DELIVERY:           EXPRESS MAIL:              BY FIRST CLASS MAIL:
American Stock Transfer &    American Stock Transfer &    American Stock Transfer &
        Trust Company             Trust Company                  Trust Company
       59 Maiden Lane            59 Maiden Lane                59 Maiden Lane
     New York, NY 10038        New York, NY 10038             New York, NY 10038

                     Facsimile Transmission: (718) 234-5001
             Confirm Facsimile Receipt by telephone: (212) 936-5100

   For this notice to be validly delivered, it must be received by the depositary at one of the above addresses prior to the expiration date. Delivery of this notice of guaranteed delivery to another address will not constitute a valid delivery. Deliveries to Maritrans, the dealer manager, the information agent or the book-entry transfer facility will not be forwarded to the depositary and will not constitute a valid delivery.

   This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

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                         Notice of Guaranteed Delivery

   By signing this notice of guaranteed delivery, you tender to Maritrans at the price per share indicated in this notice of guaranteed delivery, upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in section 3 of the offer to purchase.

   Number of shares to be tendered: ________________________ shares.


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                        Price at Which You Are Tendering
                (See Instruction 5 to the Letter of Transmittal)


  You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

  Shares Tendered at a Price Determined by You:

  By checking one of the following boxes below instead of the box under "Shares Tendered at a Price Determined Pursuant to Our Offer," you are tendering shares at the price checked. This action would result in none of your shares being purchased if the purchase price selected by Maritrans for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

        Price (in dollars) Per Share at which Shares Are Being Tendered

             |_| $11.00     |_| $11.40    |_| $11.80    |_| $12.20
             |_| $11.10     |_| $11.50    |_| $11.90    |_| $12.30
             |_| $11.20     |_| $11.60    |_| $12.00    |_| $12.40
             |_| $11.30     |_| $11.70    |_| $12.10    |_| $12.50


                                       OR

  Shares Tendered at a Price Determined Pursuant to Our Offer:

  |_| By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Maritrans in accordance with the terms of its offer. This action will maximize the chance of having Maritrans purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $11.00.

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                               Conditional Tender
               (See Instruction 15 to the Letter of Transmittal)


     You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in section 6 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by us in our offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

               |_| The minimum number of shares that must be purchased, if any are purchased, is: ________ shares.

  If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

               |_| The tendered shares represent all shares held by me.
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  Signature(s):_______________________________________________________

  Name(s) of Record Holder(s):________________________________________
                                     (Please Type or Print)

  Certificate Nos.:___________________________________________________

  Address:____________________________________________________________
                                  (Zip Code)

  Daytime Area Code and Telephone No.:________________________________

  Date: _______________

  If shares will be delivered by book-entry transfer, provide the following information:

  Account Number:___________________________________________________________

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                             Guarantee of Delivery
                   (Not to be Used for a Signature Guarantee)


     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the offer to purchase into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), or an agent's message in the case of a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

     The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

                          Name of Firm: ____________________________________

                          Address: _________________________________________

                          Zip Code: ________________________________________

                          Area Code and Telephone No:_______________________

                          _________________________________________________
                                        (Authorized Signature)

                          Name: ___________________________________________

                          Please Print:____________________________________

                          Title:___________________________________________

  Date: _______________

  Note: Do not send share certificates with this form. Certificates for shares should be sent with the letter of transmittal.

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